EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-149629) and Form S-8 (File Nos. 333-01419, 333-45661, 333-64160 and 333-125072) of Dover Corporation of our report dated February 19, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
New York, New York
February 19, 2010